Exhibit 4.2
                          Generation Capital Associates
                     1085 Riverside Trace, Atlanta, GA 30328
                        Tel 404/303-8450 Fax 404/255-2218

                          Implant Sciences Corp. (IMX)
                    107 Audubon Road, #5, Wakefield, MA 01880
                        Tel 781/246-0700 Fax 781/246-1167

                            Financing Terms Agreement
                                December 11, 2001

1.  Amount of Financing            $1,500,000 (Purchase Price).

2.  Purchaser(s)                   Generation Capital Associates (GCA) and other
                                   accredited investors (collectively
                                   Purchaser(s)), and their transferees and assigns (Holder(s)).

3.  Securities - Units             Units (Units) consisting of one share of IMX
                                   Common Stock and one warrant (IMX Warrant).
                                   Two IMX Warrants are exercisable into one share of IMX common stock. The per unit purchase price for the Units (Unit Purchase
                                   Price) shall be 80% of the Market Price. The
                                   Market Price shall be the average closing bid price of the IMX common stock for the 20 trading days commencing on the day following the mutual execution (Execution Date) of this Financing Terms Agreement (Agreement). The twentieth such trading day shall be the Market Price Determination Date.

               - IMX Warrants      The strike price of the IMX Warrants shall be
                                   the Market Price. The IMX Warrants shall be exercisable for five years commencing from the Execution Date and shall contain customary anti-dilution provisions. The IMX
                                   Warrants shall be exercisable for cash;
                                   provided however, commencing one year from the Execution Date, the IMX Warrants shall be "cashless exercise," at the option of the Holder(s), unless the underlying shares (IMX
                                   Warrants Shares) may be sold without
                                   restriction pursuant to an effective
                                   registration statement with current
                                   prospectus available.

4.  Number of Units                The number of Units shall be $1,500,000
                                   divided by the Unit Purchase Price, provided however, IMX shall not be required to issue
                                   Units comprising more than 20% of the
                                   aggregate number of shares of IMX common stock (including shares issuable upon exercise of the IMX Warrants) outstanding on the Execution Date without obtaining shareholder approval.

5.  Document Preparation Fee       IMX shall pay to GCA a document preparation
                                   fee of $5,000 and 20,000 IMX Warrants. The
                                   $5,000 fee shall be paid to GCA within two business days following the Closing Date (as defined herein); and the 20,000 IMX Warrants shall be delivered to GCA within two business days following the Market Price Determination
                                   Date.

6.  Placement Agent                IMX and GCA acknowledge that Investors
                                   Capital Corp. has acted as the placement agent (Placement Agent) in arranging this transaction and that the Placement Agent shall be compensated solely by IMX in accordance with the terms of a separate agreement between IMX and Placement Agent.
                                   [Cash compensation of $105,000 (payable on the Closing Date), plus 24,000 IMX Warrants.]

7.  Escrow                         David A. Rapaport, General Counsel of GCA,
                                   shall act as Escrow Agent for the IMX Shares, the IMX Warrants, and the IMX Warrants
                                   Shares. The address of the Escrow Agent is 333 Sandy Springs Circle, Suite 230, Atlanta,
                                   GA 30328. (Tel 404/257-9150, Fax
                                   404/257-9125).

8.  Registration                   (a) IMX shall file a Registration Statement
                                   on Form S-3 for the IMX Shares, the IMX
                                   Warrants and the IMX Warrants Shares as soon as reasonably possible, but within 30 days following the Closing Date.

                                   (b) IMX shall use its best efforts to have the registration statement made effective with a current prospectus available within 90 days following the Closing Date.

                                   (c) If the Registration Statement is not filed within 30 days following the Closing Date and/or is not effective within 90 days following the Closing Date, IMX shall issue 2% more IMX Units for each month or part thereof that the Registration Statement has not been filed and/or is not made effective with a current prospectus available for up to twenty-four months following the Closing Date, or until the IMX Shares, the IMX Warrants and the IMX Warrants Shares may be sold under SEC Rule 144, subject only to Holder(s) compliance with the Form 144 filing and manner of sale requirements. In addition, the strike price of the IMX Warrants shall be reduced 5% for the first month or part thereof, and 2% for each additional month or part thereof, that the Registration Statement has not been filed and/or is not made effective with a current prospectus available for up to twenty-four months following the Closing Date, or until the IMX Shares, the IMX Warrants and the IMX Warrants Shares may be sold under SEC Rule 144, subject only to Holder(s) compliance with the Form 144 filing and manner of sale requirements.


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8.  Registration (cont'd.)         (d) As soon as reasonably possible after the
                                   effective date of the Registration Statement, Escrow Agent shall submit the Escrow Certificates (as defined herein) with legend to the IMX transfer agent. IMX shall cause the IMX transfer agent to return the unlegended Escrow Certificates to Escrow Agent registered in the name of Escrow Agent within seven days of receipt by transfer agent, so that Escrow Agent can deposit the IMX Shares into a securities escrow account at a brokerage firm. IMX shall issue 2% more Units for each week or part thereof beyond such seven day time period that the Escrow Agent has not received the unlegended Escrow Certificates. If at any time Escrow Agent is required to deliver IMX Shares, IMX Warrants or IMX Warrants Shares that are not covered by a current prospectus under a valid registration statement, or eligible to be transferred pursuant to a valid exemption from registration, Escrow Agent shall request IMX or its transfer agent to place a standard 144 restrictive legend on the certificates for such securities prior to transfer and delivery of such certificates.

9.  Accuracy of IMX SEC            IMX represents and warrants that its filings
    filings                        with the SEC in the last two years are true
                                   and complete and do not omit any material information or fail to include any information which is necessary to make the information set forth therein not misleading.

10.  Time  Schedule                (a) This Agreement shall not be valid unless
                                   signed by each of the parties by December 12, 2001.

                                   (b) Within ten business days following the Execution Date, Purchaser(s) shall deposit the $1,500,000 Purchase Price with Escrow Agent.

                                   (c) Within ten business days following the Execution Date, IMX shall deposit certificate(s) (Escrow Certificates and Escrow Shares) for 300,000 shares of IMX common stock (20 x 10,000 plus 20 x 5,000), as a deposit for delivery to Purchaser(s) and/or Holder(s) of the IMX Shares and IMX Warrant Shares (upon exercise of the IMX Warrants). The Escrow Certificates shall be registered in the name of Escrow Agent and shall bear a standard Rule 144 restrictive legend.

                                   (d) Within ten business days following the Execution Date, IMX shall deposit ten IMX Warrants forms, which shall be blank as to the name of the Purchaser(s), the number of warrants, the strike price and the date of issue. Within two business days of the Market Price Determination Date, Escrow Agent shall complete the blank terms in accordance with Sections 3 and 4 above, and deliver the completed IMX Warrants forms to Purchaser(s) and a copy of the completed IMX Warrants forms to IMX. Escrow Agent shall also return to IMX any uncompleted IMX Warrants forms.

                                   (e) Within two business days of the receipt of the Purchase Price from Purchaser(s) and of the receipt of the Escrow Certificates and the ten blank IMX Warrants forms from IMX, Escrow Agent shall wire the $1,500,000 Purchase Price to IMX. The date upon which the Escrow Agent wires the $1,500,000 Purchase Price to IMX is the Closing Date.

                                   (f) Within two business days following the Market Price Determination Date, Escrow Agent shall return to IMX the certificates for any excess Escrow Shares, which is the difference between the number of IMX Shares purchased by Purchaser(s) in accordance with Sections 3 and 4 above plus the number of IMX Warrants Shares issuable to Purchaser(s) upon exercise of the IMX Warrants, and the 300,000 Escrow Shares.

                                   (g) On the Closing Date the Purchaser(s) shall be deemed to be the owners of the IMX Shares and the IMX Warrants.

11.  Binding Agreement             The parties shall be legally bound by the
                                   above terms and shall execute such further documents as may be required to implement the provisions of this Agreement.

Implant Sciences Corporation

By: /s/ Anthony J. Arminin                              Date: December 12, 2001
    ---------------------------------------------             ------------------
    Anthony J. Armini, President, CEO & Chairman

Generation Capital Associates

By: /s/ Frank E. Hart                                   Date: December 12, 2001
    ---------------------------------------------             ------------------
    Frank E. Hart, General Partner

Escrow Agent

/s/ David A. Rapaport                                   Date: December 12, 2001
    ---------------------------------------------             ------------------
    David A. Rapaport


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